Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement of DQE, Inc. on Form S-8 of our report dated January 29, 2002, appearing in the Annual Report on Form 10-K of DQE, Inc. for the year ended December 31, 2001.

/s/ DELOITTE & TOUCHE LLP

Pittsburgh, Pennsylvania
January 28, 2003